UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 12, 2018

Penske Automotive Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-12297	22-3086739
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2555 Telegraph Road, Bloomfield Hills, Michigan		48302
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		248-648-2500

Not Applicable
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 12, 2018, we amended and restated the revolving credit agreement among our subsidiaries in the U.K. (the “U.K. subsidiaries”) and National Westminster Bank plc and BMW Financial Services (GB) Limited (BMW Financial) principally to extend the facility for five years through December 12, 2023 (the “U.K. credit agreement”).

As amended, the U.K. credit agreement provides up to a £150.0 million revolving line of credit and up to an additional £52.0 million of demand overdraft lines of credit to be used for working capital, acquisitions, capital expenditures, investments and general corporate purposes.  The revolving loans generally bear interest between defined LIBOR plus 1.10% and defined LIBOR plus 2.10%.  In addition, the U.K. credit agreement now includes a £100.0 million “accordion” feature which allows the U.K. subsidiaries to request up to an additional £100.0 million of facility capacity.  The lenders may agree to provide the additional capacity, and, if not, the U.K. subsidiaries may add an additional lender, if available, to the facility to provide such additional capacity.

The U.K. credit agreement is fully and unconditionally guaranteed on a joint and several basis by our U.K. subsidiaries, and contains a number of significant covenants that, among other things, restrict the ability of our U.K. subsidiaries to pay dividends, dispose of assets, incur additional indebtedness, repay other indebtedness, create liens on assets, make investments or acquisitions and engage in mergers or consolidations.  In addition, our U.K. subsidiaries are required to comply with defined ratios and tests, including:  a ratio of earnings before interest, taxes, amortization, and rental payments (“EBITAR”) to interest plus rental payments, a measurement of maximum capital expenditures, and a debt to EBITDA ratio.  A breach of these requirements would give rise to certain remedies under the U.K. credit agreement, the most severe of which is the termination of the agreement and acceleration of any amounts owed.

The U.K. credit agreement also contains typical events of default, including change of control and non-payment of obligations and cross-defaults to other material indebtedness of our U.K. subsidiaries.  Substantially all of our U.K. subsidiaries’ assets are subject to security interests granted to the lenders under the U.K. credit agreement.

We purchase motor vehicles from subsidiaries of BMW Group,  the parent company and affiliate of BMW Financial, a lender under the U.K. credit agreement, for sale at certain of our dealerships.  BMW Group subsidiaries also provide certain of our dealerships with “floor-plan,”  mortgage and consumer financing.

Item 9.01 Financial Statements and Exhibits.

4.1 Amended and Restated Credit Agreement dated December 12, 2018, by and among our U.K. subsidiaries, National Westminster Bank plc, and BMW Financial Services (GB) Limited.

Exhibit Index

Exhibit No.	Description
4.1	Amended and Restated Credit Agreement dated December 12, 2018, by and among our U.K. subsidiaries, National Westminster Bank plc, and BMW Financial Services (GB) Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Penske Automotive Group, Inc.

December 17, 2018	By:	/s/ Shane M. Spradlin
Name: Shane M. Spradlin
Title: Executive Vice President